Exhibit 10.26
INDUSTRIAL TRIPLE NET LEASE

GDC SUNSHINE, LLC,
Landlord,

and

ARRAY TECH, INC.,
Tenant

i

38.	OPTION TO EXTEND	31
39.	LANDLORD DEFAULT	32
40.	LIMITATION OF LANDLORD’S LIABILITY	32

EXHIBIT A-1 – SITE PLAN DEPICTING THE PREMISES
EXHIBIT A-2 –PLAT OF TRACTS E-1, E-2, E-3, E-4 WESTLAND BUSINESS PARK
EXHIBIT B – CONSTRUCTION AGREEMENT
EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – ESTOPPEL CERTIFICATE
EXHIBIT F – SURRENDER CONDITION
EXHIBIT G – DECLARATIONS OF EASEMENTS, COVENANTS AND RESTRICTIONS
EXHIBIT H – MEMORANDUM OF LEASE
EXHIBIT I – FORM OF COUNTY SUBLEASE
EXHIBIT J – LANDLORD’S INSURANCE REQUIREMENTS OF TENANT
EXHIBIT K – LANDLORD IRB OBLIGATIONS
CONTINUING LEASE GUARANTEE

INDUSTRIAL TRIPLE NET LEASE
LEASE SUMMARY

LEASE DATE:	May ____, 2024 (“Lease Date”)
LEASE:	This agreement, including all exhibits hereto.
LANDLORD:	GDC Sunshine, LLC, a New Mexico limited liability company (“Landlord”)
LANDLORD’S ADDRESS:	c/o Garrett Development Corporation 6900 East Camelback Road, Suite 240 Scottsdale, Arizona 85251 Attention: Jeff Garrett
TENANT:	Array Tech, Inc., a New Mexico corporation (“Tenant”)
TENANT’S ADDRESS:
(a) As of the commencement of the Term:
701 Atrisco Vista Boulevard NW
Albuquerque, New Mexico 87121

With copy to:
3133 Frye Rd., Suite 600
Chandler, Arizona 85226

(b) Prior to the commencement of the Term:
3901 Midway Place NE
Albuquerque, New Mexico 87109

With copy to:
3133 Frye Rd., Suite 600
Chandler, Arizona 85226

PREMISES:
Approximately 21.5622 acres of land known as Tract E-1 of the Plat of Tracts E-1, E-2, E-3, E-4 Westland Business Park recorded 11/17/2023 as DOC# 2023073547 (the “Land”), located at the southwest corner of Ladera Drive and Atrisco Vista Boulevard, in Bernalillo County (“County”), New Mexico, together with the building (the “Building”) and surrounding parking, laydown yards, exterior storage areas, sidewalks, landscaping and other improvements and facilities (the “Site Improvements”) to be constructed or located upon the Land, as shown on the Site Plan attached hereto as Exhibit A-1 (“Premises”). The Premises shall be prepared for Tenant’s occupancy pursuant to the terms and conditions set forth in the Construction Agreement attached hereto as Exhibit B (the “Construction Agreement”).

BUILDING ADDRESS:	701 Atrisco Vista Boulevard NW Albuquerque, New Mexico 87121

BUILDING SQUARE FOOTAGE:	Approximately 216,473 square feet (“SF”).
PERMITTED USES:
Tenant shall use the Premises solely as an office and warehouse facility for purposes of assembly, manufacturing, warehousing and distribution of Tenant’s product, truck parking, vehicle parking, laydown yards, outdoor storage and such additional ancillary uses as are permitted by applicable statutes, zoning by-laws, codes and other laws (the “Permitted Use”), subject to the further provisions of this Lease.

EXCLUSIVE:
During the Term, so long as the originally-named Tenant or a Permitted Transferee (as defined in Section 8.1) is occupying and using the entire Premises for the Permitted Uses, and an Event of Default (as defined in Article 17) by Tenant is not then occurring under the terms of this Lease, then Landlord agrees not to lease or sell the parcel of land identified as Tract E-2 of the Plat of Tracts E-1, E-2, E-3, E-4 Westland Business Park recorded 11/17/2023 as DOC# 2023073547 (the “Adjacent Property”) or that certain parcel of land identified as Tract E-4 of the Plat of Tracts E-1, E-2, E-3, E-4 Westland Business Park recorded 11/17/2023 as DOC# 2023073547 (which is a portion of the West Adjacent Properties, as defined in Section 1.5), which Tracts are identified on the Plat attached hereto as Exhibit A-2, to any of the following solar tracking companies: NEXTracker, GameChange Solar, PV Hardware, or Soltec. Tract E-3 of the Plat of Tracts E-1, E-2, E-3, E-4 Westland Business Park recorded 11/17/2023 as DOC# 2023073547 will not be subject to this exclusive covenant.

COMMENCEMENT DATE:
The date (“Commencement Date”) that is the first to occur of: (i) the date that Landlord’s Work (as defined in the Construction Agreement) is Substantially Complete (as defined in the Construction Agreement), to be determined as provided in the Construction Agreement, and Landlord tenders possession of the Premises to Tenant; and (ii) any earlier date that Tenant, with Landlord’s permission, commences the operation of its business on all or any portion of the Premises, as distinguished from early access solely for purposes of performing Tenant’s Work (as defined in the Construction Agreement). Notwithstanding anything otherwise provided in this Lease, Landlord agrees not to commence construction of Landlord’s Work prior to August 1, 2024. Pursuant to the terms and conditions set forth in the Construction Agreement, Tenant and its designated suppliers, contractors and installers will have early access to the Premises prior to the Commencement Date. For purposes of clarification, although Tenant commencing the operation of its business in the Premises will trigger the Commencement Date, it is not a condition precedent to the occurrence of the Commencement Date under Section (i) above.

TERM OF LEASE:
One hundred sixty-two (162) full calendar months, plus any partial calendar month at the beginning of the Term, beginning on the Commencement Date (“Initial Term”). “Term” as used in this Lease shall mean the Initial Term set forth above and, if applicable, the Extended Term (as defined in Article 38).

BASE RENT (Article 3):
An annual amount equal to the lesser of the actual Development Cost or the Maximum Development Cost (as such terms are defined in the Construction Agreement) multiplied by eight percent (8%), payable in equal monthly installments during each consecutive twelve (12) month period in the Term, commencing upon the expiration of the Rent Abatement (defined below). Base Rent shall increase annually by 3.5% at the commencement of each successive twelve (12) month period in the Term following the Rent Abatement (including, if applicable, the Extended Term).

RENT ABATEMENT:
As an inducement to Tenant entering into this Lease, Landlord has agreed to abate the monthly installments of Base Rent that would otherwise be payable for the first six (6) months of the Initial Term commencing on the Commencement Date (collectively, the “Rent Abatement”). During the Rent Abatement, only Base Rent is being abated and Tenant shall nevertheless be required to pay all other charges and amounts otherwise payable under this Lease, commencing as of the Commencement Date. If the Rent Abatement does not expire on the last day of a calendar month, Base Rent for the remainder of the calendar month in which the Rent Abatement expires shall be prorated based on the number of calendar days in such month after the Rent Abatement expires and shall be payable, on or before the first day of the next succeeding calendar month, together with payment of the first full monthly installment of Base Rent due for such month.

SECURITY DEPOSIT:	$625,066.00, payable within ten (10) days after the satisfaction or waiver of the Final Lease Contingency (as defined in Section 3(b)(iii) of the Construction Agreement). See Section 3.5.
GUARANTOR:
Array Technologies, Inc., a Delaware corporation (currently traded on NASDAQ as ARRY) (“Guarantor”). This Lease is subject to and conditioned upon the delivery by Tenant to Landlord, concurrently with the execution and delivery of this Lease by Tenant, of a Continuing Lease Guarantee (“Guarantee”) executed by Guarantor, in the form provided by Landlord concurrent with the delivery of this Lease.

REAL ESTATE BROKERS DUE COMMISSION:	Jones Lang LaSalle and Colliers, representing Tenant, whose fees shall be paid by Landlord pursuant to a separate written agreement.

The Lease Summary is incorporated into and made a part of the Lease. In the event of any conflict between any information in the Lease Summary and the Lease, the Lease Summary shall control. This Lease includes Exhibits A-1, A-2, and B through K, all of which are made a part of this Lease.

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v

LEASE
By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises, as set forth and described on the Lease Summary, for the Term set forth in the Lease Summary. The Lease Summary, including all terms defined thereon, are incorporated as part of this Lease.
1.    USE AND RESTRICTIONS ON USE.
1.1    The Premises are to be used solely for the Permitted Uses set forth on the Lease Summary. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Subject to Landlord’s obligations with respect to Landlord’s Work, Tenant shall comply with all federal, state, county and local laws, statutes, by-laws, codes, ordinances, rules and regulations (collectively, “Laws”) applicable to the Building and the Premises and Tenant’s use and occupancy of the Building and the Premises, and Tenant shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations thereof, all at Tenant’s sole expense. Tenant shall procure, at its sole cost and expense, any and all permits and licenses required by applicable Laws for Tenant’s use and business to be conducted in the Premises. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will invalidate or prevent the procuring of any insurance protecting against loss or damage to the Premises, the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or the Premises or any part thereof. Tenant shall not bring upon the Premises or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.
1.2    (A) Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, permittees, subtenants, occupants, vendors, licensees, invitees or anyone else for whom the Tenant is legally responsible pursuant to applicable law or elsewhere in this Lease (excluding Landlord and its employees, contractors and agents) on or about the Premises during the Term of this Lease or Tenant’s occupancy of the Premises (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Building or the Premises any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), without the prior written consent of Landlord, in its sole discretion, nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in or about the Building, the Premises, or the Land, or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of (a) products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes, and (b) materials essential to the normal and customary operations of Tenant consistent with the Permitted Uses set forth in the Lease Summary; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Building, the Premises, the Land or the environment. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Building, the Premises and the Land, at its sole cost and expense, any and all

Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, handled, used, manufactured, stored or released upon, in, under or about the Building, the Premises, or the Land by Tenant or any Tenant Entities. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 27) harmless for, from and against any and all loss, claims, liability or costs (including court costs and attorneys’ fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Building or the Premises of any Hazardous Materials by Tenant or any Tenant Entities (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.
        (B) From time to time during the Term, if requested by Landlord, Tenant shall furnish to Landlord a list of all Hazardous Materials that are then being used, stored, handled, generated and/or are otherwise present in or about the Building, the Premises, or the Land. If requested by Landlord, Tenant shall also provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) applicable to the use, storage and handling of such Hazardous Materials in or about the Building, the Premises, or the Land, and any required updates of such Material Safety Data Sheets. Tenant shall promptly provide Landlord with copies of all communications, permits or agreements with, from or issued by any governmental authority or agency relating in any way to the presence, release, threat of release, or placement of Hazardous Materials in or about the Building, the Premises, or the Land, or the generation, transportation, storage, use, treatment, or disposal in or about the Building, the Premises, or the Land, of any Hazardous Materials. If Landlord reasonably believes that the Building, the Premises, the Land or the environment has become contaminated with Hazardous Materials that must be removed under applicable Environmental Laws, Landlord, in addition to its other rights under this Lease, may enter upon the Building and the Premises in accordance with the entry provisions set forth in Article 16 of this Lease and obtain samples from the Building and/or the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment has become so contaminated. All costs in connection with any such inspection, sampling and analysis by Landlord shall be paid by Landlord; provided, however, if such inspection, sampling and/or analysis discloses contamination for which Tenant is liable under the terms of this Lease, then Tenant shall reimburse Landlord all costs in connection therewith, payable as Additional Rent within thirty (30) days after invoice. Upon the expiration or earlier termination of this Lease: (a) Tenant shall promptly remove from the Building and the Premises, at its sole cost and expense, any and all Hazardous Materials brought onto the Premises by Tenant or Tenant Entities, including any equipment or systems containing Hazardous Materials; (b) Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Building or the Premises, and (ii) all such Hazardous Materials brought onto the Premises by Tenant or Tenant Entities have been removed and the Building and the Premises are free from Hazardous Materials brought onto the Premises by Tenant or Tenant Entities; and (c) at the election of Landlord, upon written notice to Tenant, Tenant shall, at Tenant’s sole cost and expense, (i) obtain a Phase I Environmental Site Assessment prepared by a licensed environmental professional in accordance with ASTM Standards and, if recommended by the Phase I for Hazardous Materials brought onto the Premises by Tenant or Tenant Entities, a Phase II Environmental Site Assessment, (ii) furnish copies of such assessments to Landlord upon receipt, and (iii) if applicable, perform and complete all remediation work recommended in such assessments in relation to Hazardous Materials brought onto the Premises by Tenant or Tenant Entities and return the Building and the Premises to the condition existing prior to the introduction of the Hazardous Materials identified in the assessments that were brought onto the Premises by Tenant or Tenant Entities. In any event, if Landlord at any time discovers that Tenant or any Tenant Entities caused or permitted the release of any Hazardous Materials on, under, from or about the Building or the Premises, Tenant shall, within thirty (30) days after request by Landlord, submit to Landlord a comprehensive plan specifying the actions to be taken by Tenant to return the Building and the Premises to the condition existing prior to the introduction of such Hazardous Materials by Tenant or Tenant Entities. Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.
1.3    Tenant may, at its sole cost and expense, pursue an environmental sustainability monitoring and certification program such as Energy Star®, Green Globes-CIEB, LEED, and the like, and Tenant shall be entitled to any applicable credits for any such green building certifications that may be obtained by Tenant. Landlord agrees to reasonably cooperate with Tenant, at no cost or obligation to Landlord, in connection with Tenant’s efforts to obtain any such certification. Tenant shall have the right, at Tenant’s sole cost and expense, to install on-site power facilities (i.e., solar) on the Premises, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, as provided in this Lease, either as part of the Tenant’s Work (as defined in the Construction Agreement) or as part of any subsequent alterations (which are subject to the terms of Article 5), and Tenant shall have the right to any renewable energy credits resulting from on-site renewable energy generation, which credits may be retained or assigned by Tenant in its sole discretion during the Term, and which credits shall no longer accrue to the benefit of Tenant or any such assignee upon the expiration or earlier termination of this Lease and shall thereupon be deemed conveyed by Tenant to Landlord to the extent transferrable and shall accrue to the benefit of Landlord to the extent such credits remain applicable and available. All such programs and installations by Tenant shall be at the sole risk, cost and expense of Tenant, and Landlord shall have no liability therefor. Upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall, at Tenant’s sole cost and expense, remove all such on-site power facilities installed on the Premises by Tenant and repair any damage caused by such removal, unless Landlord directs Tenant by written notice not to remove such installations, whereupon Tenant shall execute any necessary document to transfer title to the same to Landlord and Tenant shall in any event be deemed to have conveyed to Landlord all of Tenant’s interest in the on-site power facilities.
1.4    (A) This Lease is contingent upon Tenant obtaining approval from the County of Tenant’s application titled County of Bernalillo Economic Development Conduit Financing Application dated September 22, 2023, for industrial revenue bonds (“IRB Approval Contingency”). Tenant shall promptly and diligently, at Tenant’s sole risk, cost and expense, pursue approval of the industrial revenue bonds. If, despite such good faith, diligent efforts by Tenant, the IRB Approval Contingency is not satisfied by May 31, 2024 (the “IRB Approval Contingency Period”), then Tenant shall have the right to terminate this Lease only upon written notice thereof given to Landlord on or before the expiration of the IRB Approval Contingency Period, whereupon this Lease shall terminate and be of no further force or effect, and Tenant will reimburse Landlord or its affiliate for Landlord’s or such affiliate’s actual documented costs incurred in connection with this Lease, not to exceed $1,100,000, plus pay to Landlord the additional agreed amount of $500,000 to compensate Landlord for its time and overhead incurred in connection with this Lease, payable within thirty (30) days after receipt of an invoice and supporting documentation of such costs. The obligation in the previous sentence shall survive the Tenant’s notice to terminate this Lease, shall be secured by the Guarantor and the Lease shall not be terminated until such payment is made by Tenant to Landlord. If (i) Tenant does not give Landlord written notice terminating this Lease by the expiration of the IRB Approval Contingency Period or (ii) the County approves Tenant’s application titled County of Bernalillo Economic Development Conduit Financing Application dated September 22, 2023 for industrial revenue bonds prior to the expiration of the IRB Approval Contingency Period, then Tenant shall be deemed to have waived the IRB Approval Contingency and shall have no further right to terminate this Lease under this Section 1.4(A). Landlord shall have no liability, expense, cost or risk whatsoever in connection with the IRB Agreements (as defined below), or Tenant’s application for the industrial revenue bonds or other incentive programs or packages provided by the State of New Mexico, Bernalillo County, the City of Albuquerque or any other entity, and Tenant agrees to fully indemnify and defend Landlord in connection with same; provided that, in entering into this Lease, Tenant is relying on Landlord’s minimum cooperation in good faith to enable Tenant to receive the property tax benefits to be delivered in connection with the IRB Agreements, specifically that, prior to the expiration or earlier termination of this Lease (i) Landlord will not intentionally take action that it is prohibited from taking or fail to take action that it is required to take that will result in the termination of the IRB Agreements (for clarity purpose, this (i) does not require Landlord to cure any default of Tenant under the IRB Agreements), (ii) Landlord will take an initial advance of principal to finance Landlord’s interest in the Premises and will promptly thereafter inform Tenant in writing the date and the amount of such advance as well as any other subsequent advances (if any), and (iii) Landlord will leave outstanding (i.e. not repaid) some portion of aggregate advances taken and provide Tenant with accurate reports of the amount outstanding each year and notify Tenant if such amount changes so as to enable Tenant to report such amount to the relevant governmental authority, as provided on Exhibit K. Except as expressly set forth in this Section 1.4(A), Landlord’s sole obligations with respect to the IRB Agreements are set forth on Exhibit K attached hereto (herein and collectively, the “Landlord IRB Obligations”). Landlord agrees to reasonably cooperate with Tenant in good faith, at no expense, cost or risk to Landlord, in connection with Tenant’s efforts to obtain such industrial revenue bonds, including but not limited to those related to construction of the Building, Tenant’s Work, equipment, machinery, IT buildout, solar panels, furniture and/or real property taxes. If the County approves Tenant’s application, all industrial revenue bond (“IRB”), payments in lieu of taxes (“PILOT”) and/or other agreements required by the County or other applicable governmental authority in connection with the issuance of the industrial revenue bonds (or other incentive programs or packages), including but not limited to that certain lease agreement (i.e., the 2024A IRB Lease) to be entered into by and between the County (as the issuer of the bonds) and Landlord (as the owner of the Premises) (the “Landlord IRB”) and a separate IRB to be issued by the County in connection with the financing of Tenant’s Work (such IRB and all related documents, the “Tenant IRB”), are herein collectively referred to as the “IRB Agreements”. The County approved Tenant’s application titled County of Bernalillo Economic Development Conduit Financing Application dated September 22, 2023 for industrial revenue bonds on April 23, 2024. As such, the IRB Approval Contingency has been satisfied, the IRB Approval Contingency Period has expired and this Lease is no longer conditioned upon Tenant obtaining approval from the County of Tenant’s application titled County of Bernalillo Economic Development Conduit Financing Application dated September 22, 2023, for industrial revenue bonds.
         (B) Tenant shall be solely responsible for the timely and full performance of all monetary and nonmonetary covenants, conditions, obligations and liabilities (i) that are required to be performed on the part of Tenant and/or Landlord under the Tenant IRB, (ii) that are required to be performed on the part of Tenant under the Landlord IRB, and (iii) that are required to be performed on the part of Landlord under the Landlord IRB, excepting only the Landlord IRB Obligations. Landlord shall only be responsible for the performance of its obligations under this Lease and the Landlord IRB Obligations (as defined above). Landlord shall otherwise have absolutely no liability, obligation, expense, cost or risk whatsoever in connection with the IRB Agreements (except for the Landlord IRB Obligations), and Tenant agrees to fully indemnify and defend Landlord in connection with same; provided, however, Tenant shall not be obligated to indemnify or defend Landlord for claims caused by Landlord’s negligent or willful misconduct that cause material damage to Tenant. Any failure of Landlord to pay any sum or perform any other obligation to be performed on the part of Landlord (as the owner and/or lessee of the Premises) under the Landlord IRB shall not be a default by Landlord under this Lease, except as expressly provided in this Section 1.4, because Tenant shall otherwise be solely and completely responsible for all payment and other obligations to be performed on the part of both Tenant and Landlord under the Landlord IRB. Notwithstanding anything to the contrary herein, (a) Landlord may, in its absolute and sole discretion, satisfy an obligation of and/or cure a default under the terms of the IRB Agreements and if Landlord takes such action, Tenant shall not be released from its obligations to Landlord herein (which shall include, at a minimum, reimbursing Landlord for all documented costs and expenses in connection with any action taken by Landlord to satisfy an obligation and/or cure a default under the IRB Agreements), and (b) Tenant, may in its absolute and sole discretion, as its exclusive remedies therefor, pursue the remedy of specific performance, or satisfy an obligation of and/or cure a default of Landlord in the performance of the Landlord IRB Obligations (after first providing Landlord prompt written notice and a reasonable opportunity to cure), and if Tenant takes such action, Landlord shall reimburse Tenant for all documented costs and expenses in connection with such action taken by Tenant to satisfy and/or cure any such Landlord IRB Obligation. Notwithstanding anything to the contrary herein, under no circumstances shall Landlord be liable to Tenant or any other party for the termination of the IRB Agreements or the loss of the IRB. For clarity purposes, Landlord shall not be liable for any penalties, fees or payments due under the IRB Agreements, including, but not limited to, the PILOT nor shall Landlord be liable to Tenant or any other party for the payment of real property taxes or personal property taxes incurred due to the loss of the IRB and the termination of the IRB Agreements.
        (C) This Lease is contingent upon Tenant’s and Guarantor’s Board of Directors approving the terms and conditions of this Lease and the Guarantee and ratifying Tenant’s execution of this Lease and the Guarantee on or before June 7, 2024. If Tenant’s and Guarantor’s Board of Directors do not so approve, Tenant shall send to Landlord a written notice of non-approval and termination by 5:00 p.m. Albuquerque time on June 10, 2024 and this Lease and the Guarantee shall be null and void and of no further force and effect. In the instance of such notice of non-approval, Tenant will reimburse Landlord or its affiliate for Landlord’s or such affiliate’s actual documented costs incurred in connection with this Lease, not to exceed $1,100,000, plus pay to Landlord the additional agreed amount of $500,000 to compensate Landlord for its time and overhead incurred in connection with this Lease, payable within thirty (30) days after receipt of an invoice and supporting documentation of such costs. The obligation in the previous sentence shall survive the Tenant’s written notice to terminate this Lease, shall be secured by the Guarantor pursuant to the Guarantee and this Lease and the Guarantee shall not be terminated until such payment is made by Tenant to Landlord. If Tenant does not deliver the written notice of non-approval by 5:00 p.m. Albuquerque Time on June 10, 2024, then Tenant shall be deemed to have waived the Board of Directors’ approval contingency and shall have no further right to terminate this Lease or the Guarantee under this Section 1.4 (C) and it shall be deemed that this Lease and the Guarantee are in full force and effect and binding on Tenant and Guarantor.
1.5    On or before the Lease Date, Landlord shall record, or shall cause to be recorded, one or more Declarations of Easements, Covenants and Restrictions substantially in the form(s) attached hereto as Exhibit G (the “ECRs”), which shall provide for the maintenance and repair of a shared access drive aisle, curb cuts, drainage facilities, and utility easements between the Premises and the Adjacent Property, and those certain parcels of land located west of the Premises and Adjacent Property identified as Tracts E-3 and E-4 of the Plat of Tracts E-1, E-2, E-3, E-4 Westland Business Park recorded 11/17/2023 as DOC# 2023073547 (the “West Adjacent Properties”). Except as provided in the ECRs, the Premises, the Adjacent Property and each of the West Adjacent Properties shall be operated wholly independently. During the Term, Tenant shall perform, at Tenant’s cost and expense, all monetary and non-monetary obligations of Landlord, as owner of the Premises, under the ECRs and any other Restrictions. During the Term, Landlord will not amend the ECRs in a commercially unreasonable manner or in any manner that (i) materially affects Tenant, the Premises, Tenant’s use of the Premises, access to and/or from the Premises; or Tenant’s rights under this Lease, or (ii) increases Tenant’s monetary obligations by more than a de minimis amount if Tenant is the sole party required to pay such increased monetary obligations (i.e., increased monetary obligations that are allocated among the properties on a pro-rata basis are allowed), without Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s use of the

Premises and the exercise of any rights set forth in this Lease are subject and subordinate to the ECRs and any other easements, restrictions and similar matters of record affecting the Premises from time to time.
2.    POSSESSION; LATE DELIVERY; EARLY DELIVERY.
2.1    Landlord shall tender possession of the Premises to Tenant, and Tenant shall accept possession of the Premises, upon Substantial Completion of Landlord’s Work, to be determined as provided in Exhibit B (the “Construction Agreement”). Tenant shall, at Landlord’s request, execute and deliver a Commencement Date Memorandum provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, schedule of Base Rent (with amounts and dates), and scheduled expiration date of the Initial Term. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Notwithstanding anything otherwise provided in this Lease, Tenant will not be permitted to move into or occupy the Premises until Landlord has received and approved copies of Tenant's insurance certificates as required under this Lease.
2.2    Landlord estimates that Substantial Completion of Landlord’s Work will occur approximately fifteen (15) months after the later of (i) the date that Landlord receives all Permits (as defined in the Construction Agreement) that are required to complete Landlord’s Work and (ii) the date that the Final Lease Contingency (as defined in the Construction Agreement) is satisfied or waived (the “Estimated Completion Date”). As used herein, “Initial Completion Deadline” shall mean the date that is ninety (90) days after the Estimated Completion Date and “Final Completion Deadline” shall mean the date that is one hundred eighty (180) days after the Estimated Completion Date, each of which deadlines shall be extended on a day-for-day basis for any delays that are not caused by Landlord, including, without limitation, Force Majeure Delay (as defined in Article 37) and Tenant Delay (as defined in the Construction Agreement). Notwithstanding anything contained in this Lease to the contrary: (a) if Landlord’s Work is not Substantially Complete by the Initial Completion Deadline, as Tenant’s sole and exclusive remedy, Tenant shall be entitled to one (1) day of free Base Rent (after the expiration of the Rent Abatement) for each day after the Initial Completion Deadline until the earlier of the date of Substantial Completion of Landlord’s Work or the Final Completion Deadline; and (b) if Landlord’s Work is not Substantially Complete by the Final Completion Deadline, as Tenant’s sole and exclusive remedy, Tenant shall be entitled to two (2) days of free Base Rent (after the expiration of the Rent Abatement and day-for-day Base Rent abatement set forth immediately above) for each day after the Final Completion Deadline until the date of Substantial Completion of Landlord’s Work. Further, notwithstanding anything contained in the preceding sentence to the contrary, Landlord’s maximum monetary liability under this Section 2.2 shall not exceed an aggregate total amount of $150,000.
2.3    If Substantial Completion of Landlord’s Work occurs prior to the Estimated Completion Date (the “Early Completion Date”), then Tenant shall pay to Landlord, as Additional Rent, an early completion bonus in an amount equal to the amount that Landlord is required to pay to the Building Contractor as an early completion bonus, as set forth in Landlord’s contract with the Building Contractor, but in any event the amount payable by Tenant to Landlord pursuant to this Section shall not exceed $1,000 per day, which amount is currently estimated not to exceed an aggregate total of $44,000.
3.    RENT; SECURITY DEPOSIT.
3.1    Tenant agrees to pay to Landlord the monthly installments of Base Rent set forth on the Lease Summary, on or before the first day of each full calendar month during the Term, commencing upon the expiration of the Rent Abatement. Rent for any period during the Term which is less than a full calendar month shall be a prorated portion of the Base Rent based upon the number of days in such month. Said Base

Rent shall be paid to Landlord, without deduction or offset and without notice or demand. All such rent amounts shall be paid, without cost to Landlord, in lawful money of the United States of America and shall be paid to Landlord at Landlord’s Address set forth on the Lease Summary or by Electronic Funds Transfer (“EFT”), Automated Clearing House (“ACH”) or wire transfer to the bank account specified by Landlord, or to such other person or at such other place and/or by such other methods as Landlord may from time to time designate in writing. Prior to the Commencement Date, Tenant agrees to cooperate with Landlord to complete all necessary forms in order to accomplish such method of payment. If Landlord agrees to accept payment of rent by means other than EFT, ACH or wire transfer, and if an Event of Default (as defined in Article 17) occurs during the Term, Landlord may require by notice to Tenant that all subsequent rent payments be made by EFT, ACH or wire transfer, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Notwithstanding anything to the contrary, Landlord may, in its sole discretion, allocate any rent Tenant pays to Landlord to any sums then due and payable hereunder and in any order or priority including first to the most delinquent sums then due and payable hereunder. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease in addition to Base Rent (other than amounts paid for the Security Deposit, Landlord’s Work, Tenant’s Share, Tenant’s Work or other sums to be paid by Tenant as provided in the Construction Agreement) shall be deemed “Additional Rent.”
3.2    Tenant recognizes that late payment of any Base Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Base Rent or any other sum due under this Lease is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to ten percent (10%) of the unpaid Base Rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay Base Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 18 of this Lease in the event said Base Rent or other payment is unpaid after date due.
3.3    In addition to Base Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, simultaneously therewith, a sum equal to the aggregate of any local, county and/or state rent or transaction privilege taxes, gross receipts taxes, sales taxes, or similar taxes now or hereafter legally levied or imposed against, or on account of, any or all amounts payable under this Lease by Tenant or the receipt thereof by Landlord.
3.4    Except for Landlord’s obligations expressly provided in this Lease, all Base Rent and Additional Rent hereunder shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Base Rent and Additional Rent to be paid each month during the Term of this Lease. All costs, expenses and obligations of every kind or nature whatsoever relating to the Building and the Premises that may arise or become due during the Term, including but not limited to costs and expenses of maintenance and repairs (including necessary replacements), insurance costs, taxes and assessments, payments in lieu of taxes, and the like shall be paid by Tenant, except as may be expressly set forth in this Lease. In the event Tenant fails to pay, perform or discharge any tax, imposition, payments in lieu of taxes, insurance premium, utility charge, maintenance, repair or replacement expense that it is obligated to pay or discharge under this Lease, Landlord may, but shall not be obligated to, pay, perform and/or discharge the same, and in that event Tenant shall reimburse Landlord for such amount, together with a reasonable fee for overhead not to exceed ten percent (10%), payable as Additional Rent within ten (10) days after invoice. In addition, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of Base Rent or other charges due hereunder, or any set off against the Base Rent or other charges due hereunder, nor shall Tenant's obligations hereunder be otherwise affected by reason of the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Premises, or any portion thereof, or the interference with such use by any person or party, except to the extent as may otherwise be expressly provided elsewhere in this Lease. Subject to the express terms of this Lease, Landlord agrees not to interfere with Tenant’s use of the Premises or any portion thereof. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by applicable Laws, except to the extent specifically provided in this Lease: (i) to modify, surrender or terminate this Lease or quit or surrender the Premises, or any portion thereof; or (ii) which would entitle Tenant to any abatement, reduction, suspension or deferment of Base Rent or other charges payable hereunder or of any obligations required to be performed by Tenant hereunder. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.
3.5    Tenant shall deposit the Security Deposit with Landlord as provided in the Lease Summary. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant, including but not limited to the faithful performance by Tenant of all of the terms, covenants and conditions of the IRB Agreements whether required to be performed by Landlord (as the owner of the Premises), subject to the provisions of Section 1.4 hereof, or Tenant under the IRB Agreements, Tenant’s obligations under the Construction Agreement, including but not limited to Tenant’s Share, as well as Tenant’s obligation to pay for the cost of and/or complete Tenant’s Work, and all of Tenant’s restoration and other obligations set forth in Article 24 (Surrender of Premises). If Tenant defaults with respect to any provision of this Lease, including the IRB Agreements and the Construction Agreement, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, including any sums required under the IRB Agreements and/or the Construction Agreement, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, including the IRB Agreements, to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled, including, but not limited to, all of Tenant’s obligations set forth in Article 24 (Surrender of Premises).
4.    REAL ESTATE TAXES/IRB PAYMENTS.
4.1    Tenant shall fully and timely pay, prior to delinquency, all amounts of every kind and nature required under the IRB Agreements, whether characterized as rent or additional rent, penalties, claw-backs, reimbursements or otherwise, herein referred to as the “IRB Payments” for ease of reference, and fully and timely perform all other obligations required under the IRB Agreements, whether such payment or performance is required to be paid or performed by Tenant or on behalf of Landlord, or by Landlord (as a party to any IRB Agreements), and Tenant shall defend, protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys’ fees) incurred by reason of Tenant’s failure to fully and timely pay and perform any such obligations under or in any way related to the IRB Agreements. From and after the Commencement Date, Tenant shall also pay all real estate taxes, general and special assessments, if any, and all other charges, assessments, impositions and taxes of every kind and description levied on or assessed against the Premises, the Building, the Site Improvements, and/or the leasehold estate, to the full extent of installments assessed, charged or accrued during the Term regardless of when same become due and/or payable (collectively, “Real Estate Taxes”). If Tenant is not the party receiving the bill, Landlord will provide to Tenant a copy of all bills received by Landlord for any IRB Payments and/or Real Estate Taxes promptly after Landlord’s receipt thereof. Tenant shall make all such payments directly to the appropriate governmental authority at least twenty (20) days before delinquency and before any fine, interest or penalty shall become due or be imposed for nonpayment pursuant to the IRB Agreements or by operation of law. If the law expressly permits the payment of Real Estate Taxes, if any, in installments (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant’s election, utilize the permitted installment method, but shall pay each installment (with any applicable interest) at least twenty (20) days before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for nonpayment. Any Real Estate Taxes relating to a tax period a part of which is not included within the Term shall be prorated so that Tenant shall pay only the portion thereof that relates to the tax period included within the Term. For avoidance of doubt, any Real Estate Taxes that become due and/or payable after the expiration or termination of the Term, which pertain to any period within the Term, shall be paid by Tenant when due, and such obligation of Tenant shall survive the expiration or termination of the Term. Tenant shall furnish to Landlord, at least seven (7) days before the date when any IRB Payments and/or Real Estate Taxes would become delinquent, receipts or other appropriate evidence evidencing their payment. Tenant also agrees to pay directly to the taxing authority, before delinquency, any and all taxes levied or assessed upon Tenant’s furniture, fixtures, equipment and other personal property located in the Building or on the Premises.
4.2    Tenant shall have such rights to contest any amounts payable under any IRB Agreements that are expressly provided in the IRB Agreements. Except as provided immediately above, if applicable (due to the failure of the IRB Approval Contingency or the expiration of the IRB Agreements) and provided that Tenant has timely paid all Real Estate Taxes levied or assessed against the Premises, then upon written notice thereof to Landlord, Tenant shall have the right to contest or review by legal proceedings, as permitted under applicable law, any assessed valuation, real estate tax or assessment; provided further that, unless Tenant has paid such tax or assessment under protest, Tenant shall furnish to Landlord (a) proof reasonably satisfactory to Landlord that such protest or contest may be maintained without payment under protest, and (b) a surety bond or other security reasonably satisfactory to Landlord securing the payment of such contested item or items and all interest, penalties and costs in connection therewith upon the final determination of such contest or review. Landlord shall, if it determines it is reasonable to do so, and if so requested by Tenant, join in any proceeding for contest or review of such taxes or assessments, but the entire cost of such joinder in the proceedings (including all costs, expenses and attorneys’ fees reasonably sustained by Landlord in connection therewith) shall be borne by Tenant. Any amount paid by Tenant and subsequently recovered as the result of such contest or review shall be for the account of Tenant. Tenant shall be liable for all penalties and interest payments in conjunction with any contest and shall indemnify Landlord for, from and against any and all costs resulting from such contest.
5.    ALTERATIONS.
5.1    The initial improvements and work to be provided with respect to the Building and the Premises (which are defined as “Landlord’s Work” and “Tenant’s Work” in the Construction Agreement), and the terms, covenants and conditions applicable thereto, shall be as set forth in the Construction Agreement. Thereafter, during the Term, Tenant shall be permitted, at Tenant’s sole cost and expense, so long as Tenant gives Landlord prior notice thereof (including a reasonable description of the alterations) and otherwise completes such work in compliance with this Lease, to do the following without Landlord’s consent: (a) install unattached, movable trade fixtures that may be installed without drilling, cutting or otherwise defacing the Building; and (b) make minor, cosmetic alterations and improvements located exclusively within the interior of the Building, provided that the same (i) do not require plans and specifications, (ii) are not structural in nature, (iii) are not visible from the exterior of the Building, (iv) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (v) do not cost more than $200,000 per project.
5.2    Except as provided in Section 5.1, Tenant shall not make or suffer to be made other alterations, additions, and improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Building or the Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord so long as the requested alterations, additions or improvements are in compliance with the terms hereof. It shall not be deemed unreasonable for Landlord to withhold its consent if the proposed work would (a) adversely affect the outside appearance, character or use of any portions of the Building or the Premises, (b) adversely affect the Building's roof, roof membrane, or any other any structural component of the Building, (c) adversely affect any base Building equipment, services or systems, or the proper functioning thereof, (d) in the commercially reasonable opinion of Landlord, lessen the value of the Building or the Premises, (e) violate or require a change in any occupancy certificate applicable to the Building or the Premises, unless Tenant pays for such change, or (f) trigger a legal requirement that would require any additional alterations to be made to the Building or the Premises, unless Tenant pays for such alterations. When applying for consent, Tenant shall, if requested by Landlord and reasonably necessary due to the scope of the work, furnish complete plans and specifications for such alterations, additions and improvements.
5.3    Any such alteration, addition or improvement by Tenant that is permitted hereunder or approved by Landlord shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. Landlord shall have the right from time to time as determined by Landlord to inspect, supervise and/or oversee the construction of such work. Landlord’s right to inspect such work and approve Tenant’s contractor shall not impose upon Landlord any responsibility for defective, incomplete or nonconforming work that Landlord discovers or fails to discover by any such review and/or inspection. In any event, after completion of Landlord’s Work and Tenant’s Work, with respect to any subsequent alteration, addition or improvement by Tenant that requires the prior written consent of Landlord, (a) Landlord may charge Tenant a construction management fee in connection with any alteration, addition or improvement that requires Landlord’s consent, not to exceed five percent (5%) of the cost of such work, to cover Landlord’s overhead as it relates to such proposed work, and (b) Tenant shall reimburse Landlord for all third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due as additional rent, within ten (10) days after invoice.
5.4    All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all applicable Laws and the construction, indemnification, insurance and contractor requirements that are applicable to Tenant’s Work under the Construction Agreement. Tenant shall use materials of at least equal or better quality as the materials used in the original construction of the Building and Tenant’s Work, and Tenant shall, prior to construction, provide the additional insurance required under Article 10, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Premises against loss from mechanic’s, materialmen’s and other liens, including one or more of the following: notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows; without limiting the foregoing, Tenant shall post a notice of non-responsibility on the Premises (in multiple, conspicuous locations) in accordance with Section 48-2-11 of NMSA 1978, or any successor statute, and shall provide a copy of such notice to each contractor performing work on the Premises.

6.    REPAIR.
6.1    After completion of Landlord’s Work (as defined in the Construction Agreement), Landlord shall have no further obligation to alter, remodel, improve, repair, decorate or paint the Building or other parts of the Premises, except that Landlord shall repair and replace as necessary the foundation, structural load bearing walls, roof structure and roof membrane of the Building; provided, however: (i) if any such repair or replacement is required as a result of any act, inaction, neglect, fault or omission, including, but not limited to, poor or improper operation and maintenance, by Tenant or any Tenant Entities (as defined in Section 1.2), then Tenant shall pay to Landlord, as Additional Rent, the full cost of such repair or replacement, without amortization, together with a reasonable fee for overhead not to exceed ten percent (10%), payable in one lump sum payment within thirty (30) days after invoice; and (ii) Tenant will pay to Landlord the monthly amortization of any capital costs incurred in connection with the repair or replacement of the structural roof after the expiration of the initial roof warranty, with such amortization to be calculated on a straight-line basis over the useful life of the capital item together with interest at eight percent (8%) per annum, payable on a monthly basis until the earlier of the expiration of the Term or the expiration of the reasonably anticipated useful life of the capital item, as determined by Landlord in accordance with standard accounting practices, consistently applied. By taking possession of the Building and the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, subject to the provisions of the Construction Agreement, including without limitation punchlist and warranties. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in the Construction Agreement or this Lease. Except as set forth in the Construction Agreement, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If Landlord fails to complete any repairs or maintenance required of Landlord under this Section 6.1, and if such failure continues for thirty (30) days after Landlord receives written notice thereof from Tenant, or such longer period as may be reasonably required to complete the repairs or maintenance, so long as Landlord commences the work within said thirty (30) day period and thereafter diligently pursues the work to completion, then upon at least ten (10) days’ advance written notice thereof from Tenant to Landlord, Tenant shall have the right to perform the required repairs or maintenance, and Landlord shall reimburse Tenant for the actual, out-of-pocket costs and expenses paid by Tenant to perform the same, together with a reasonable fee for overhead not to exceed ten percent (10%), payable in one lump sum payment within thirty (30) days after Landlord’s receipt of a written request from Tenant, together with copies of paid invoices or other documentation substantiating such costs and expenses.
6.2    Except as set forth in Section 6.1, Tenant shall at its own cost and expense keep and maintain all parts of the Building, the Site Improvements and the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to all tenant improvements, all mechanical and operating systems and equipment, all plumbing and other utility lines, water heaters and other appliances, windows, glass and plate glass, doors, skylights, entrances, interior walls and finish work, floors and floor coverings, heating and air conditioning/cooling systems, electrical systems and fixtures, sprinkler systems, plumbing and other utility lines, general maintenance (but not structural repairs or replacement) of the roof and roof membrane, dock boards, truck doors, dock bumpers, and all exterior improvements, including but not limited to drive aisles and parking areas (including snow removal, asphalt repairs, fixing and filling pot holes, resurfacing and restriping), walkways (including periodic sweeping and snow removal), drainage facilities, landscaping, signage, site lighting, reasonable and customary pest control services, and performance of regular removal of trash and debris, all as may be required under this Lease to keep the Building and the Premises in a good and first class condition. Tenant as part of its obligations hereunder shall perform such cleaning and sanitizing as may be reasonably necessary to at all times keep and maintain the Premises in a clean, safe and sanitary condition. Tenant will, as far as possible keep all parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Building and the Premises to Landlord in the condition required by Article 24. Tenant shall, at its own cost and expense, repair any damage to the Building or the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant or any Tenant Entities, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder. Tenant shall perform all required repair and maintenance work in compliance with the construction, indemnification, insurance and contractor requirements that are applicable to Tenant’s Work under the Construction Agreement.
6.3    Tenant shall, at its own cost and expense, perform or cause to be performed regular servicing and maintenance of all heating and air conditioning/cooling systems and equipment serving the Building in accordance with the operation/maintenance manual from the equipment manufacturer. Tenant shall also, at its own cost and expense, use licensed maintenance contractors to perform required maintenance and repairs that affect the structure and/or critical systems and equipment of the Building (e.g. heating and air conditioning/cooling, but excluding routine maintenance such as filter replacement). Promptly upon receipt of a written request from Landlord, not more often than one time per calendar year, Tenant shall provide to Landlord maintenance reports setting forth in reasonable detail all maintenance, repair, replacement and other work completed during the immediately preceding calendar year.
6.4    All work required on the roof of the Building in connection with performing Tenant’s maintenance obligations or exercising Tenant’s rights under this Article 6, including any necessary repair, patching and/or replacement of the roof in connection therewith, shall be performed, at Tenant’s sole cost and risk, only by vendors or contractors that have been pre-approved by Landlord and otherwise in a manner that will not damage the roof or void or adversely affect any roof warranties or guaranties. If any work by Tenant requires penetrations of the roof, or if otherwise required by Landlord, Tenant, at its sole cost and expense, shall retain the roofing contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof). Tenant shall keep the roof of the Building free of all trash and waste materials produced by Tenant or its agents or contractors and shall promptly notify Landlord in the event of any accident related to the roof.
6.5    If Tenant fails, refuses or neglects to make repairs and/or maintain the Building, the Site Improvements or the Premises, including without limitation all mechanical and operating equipment and systems and other components thereof, in accordance with the terms of this Article 6, and if such failure continues for thirty (30) days after Tenant receives written notice thereof from Landlord, or such longer period as may be reasonably required to complete the repairs or maintenance, so long as Tenant commences the work within said thirty (30) day period and thereafter diligently pursues the work to completion, then Landlord shall have the right, but not the duty, in addition to Landlord’s other rights and remedies, upon giving Tenant reasonable written notice of Landlord’s election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. The cost of such work shall be paid by Tenant to Landlord, together with a reasonable fee for overhead not to exceed ten percent (10%), payable as Additional Rent within ten (10) days after invoice. In addition, if Landlord reasonably determines that Tenant is not performing its obligations under this Article 6 in a good and workmanlike manner, consistent with the commercially reasonable standards of similar first class properties in the same geographic market area as the Premises, then Landlord may, upon notice thereof to Tenant, elect to undertake the performance of any or all such obligations, whereupon the costs and expenses thereof, together with a reasonable fee for overhead not to exceed ten percent (10%), shall be paid by Tenant to Landlord, payable as Additional Rent within ten (10) days after invoice.

6.6    Except as provided in Article 20, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment in the Building, so long as Landlord provides notice thereof to Tenant prior to performing such work (or as soon as reasonably practicable in the event of an emergency), schedules the work with Tenant (with Tenant agreeing to cooperate reasonably and in good faith with Landlord) and uses commercially reasonable efforts to perform its work in such a manner as to minimize interference with Tenant’s use and occupancy of the Premises, considering the nature and extent of the applicable work and subject to prudent construction practices. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect, and except to the extent of Tenant’s rights of self help set forth in Section 6.1 of this Lease.
7.    LIENS. Tenant shall keep the Premises and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. Tenant will comply with all notice requirements on behalf of Landlord under Section 4.15 of the Landlord IRB (and provide any required notice to the County under Section 4.15 of the Landlord IRB) and in addition will give Landlord prompt written notice of the imposition of any such lien. Should any such lien be imposed, Tenant shall, at its sole cost and expense, cause the lien to be canceled and released of record, either by (a) promptly after notice to Tenant paying in full the claim giving rise to the lien, or (b) by (i) promptly after notice to Tenant filing a petition to cancel the lien with the district court of Bernalillo County, in accordance with Section 48-2-9 of NMSA 1978, or any successor statute, (ii) promptly depositing with the district court security in the amount set by the judge and of the type approved by the judge, or otherwise delivering such security to Landlord to deposit with the district court, and (iii) thereafter using good faith, diligent, best efforts to pursue the petition to successful completion by the judge of the district court issuing an order canceling the lien within thirty (30) days. In the event that Tenant fails, within sixty (60) days after the imposition of any such lien, or within such earlier time frame as may be required by Landlord’s lender, to either cause the lien to be canceled and released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be canceled and released by such means as it shall deem proper, including payment of the claim giving rise to such lien, together with all related damages, court costs and attorney fees as may be set by the court. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith (including Landlord’s attorney fees) shall be payable to Landlord by Tenant, as Additional Rent, within ten (10) days after invoice.
8.    ASSIGNMENT AND SUBLETTING.
8.1    In connection with the Tenant IRB, Tenant shall have the right to assign and sublease Tenant’s interest in this Lease to the County, in the form attached hereto as Exhibit I (the “County Sublease”), and the County shall have the right to subsequently assign and sublease the County’s interest in this Lease pursuant to the County Sublease to Tenant. Tenant shall also have the right to assign this Lease or sublet the Building or the Premises (each, a “Permitted Transfer”) to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger, acquisition or consolidation with Tenant, or to any person or entity that acquires all or substantially all of the assets of Tenant's business conducted at the Premises, or to any person or entity that acquires all or substantially all of the equity ownership interests of Tenant, provided that: (i) an Event of Default by Tenant is not then occurring under this Lease; (ii) at least ten (10) days prior to such Permitted Transfer, Tenant delivers to Landlord notice of such contemplated Permitted Transfer; (iii) a fully executed copy of the assignment or sublease, the assumption of this Lease by the assignee and/or the acceptance of the sublease by the sublessee, as the case may be, which has been expressly consented to by Guarantor in writing, is delivered to Landlord;

and (iv) the Permitted Transfer is not entered into as a subterfuge to avoid the restrictions and provisions of this Article. For purposes of this provision, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this Lease, any party that engages with Tenant in a Permitted Transfer is referred to herein as a "Permitted Transferee". Tenant acknowledges, and at Landlord’s request at the time of such Permitted Transfer shall confirm in writing, that in each instance Tenant and Guarantor shall remain liable for the performance of the terms and conditions of this Lease despite such Permitted Transfer. In addition, upon request by Landlord, Tenant shall cause Guarantor to execute and deliver to Landlord a reaffirmation and ratification of the Guarantee in form reasonably satisfactory to Landlord (which may be part of the assignment or sublease document delivered to Landlord as provided in Section 8.1(iii) above), as a condition precedent to the effectiveness of any such assignment or sublease.
8.2    Except as provided in Section 8.1, Tenant shall not assign or otherwise transfer any interest in this Lease, or sublet or license the whole or any part of the Building or the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Building or the Premises by anyone other than Tenant (each, a “Transfer”), without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Building or the Premises. Except pursuant to the indenture entered into by Tenant in connection with the Tenant IRB, in no event may Tenant encumber, mortgage or otherwise pledge this Lease or Tenant’s interest in the Premises as security for any debt of Tenant. In the event Tenant desires to sublet, or permit such occupancy of, the Building or the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed effective date of such Transfer, which notice shall set forth the relevant terms of any sublease or assignment and the following information about the proposed assignee or sublessee: (a) name and address; (b) a detailed description of the proposed business to be carried on at the Premises; (c) complete and audited financial statements for the most recent two (2) fiscal years (including balance sheet, income statement, statement of cash flows, and supporting notes and schedules); and (d) such other information as Landlord may reasonably request to properly evaluate the proposed transaction.
8.3    Notwithstanding any Transfer, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible, and Guarantor shall remain liable under and in accordance with the terms of the Guarantee, for the payment of the Base Rent and Additional Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease, including but not limited to all obligations under the IRB Agreements, subject to the provisions of Section 1.4 hereof. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Tenant acknowledges, and at Landlord’s request at the time of any Transfer shall confirm in writing, that in each instance Tenant and Guarantor shall remain liable for the performance of the terms and conditions of this Lease despite such Transfer. In addition, upon request by Landlord, Tenant shall cause Guarantor to execute and deliver to Landlord a reaffirmation and ratification of the Guarantee in form reasonably satisfactory to Landlord, as a condition precedent to the effectiveness of any such Transfer.
8.4    In the event of any Transfer, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent”

shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of the Transfer, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such Transfer.
8.5    Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any Transfer if: (a) at the time of either Tenant’s notice of the proposed Transfer or the proposed effective date thereof, there shall exist any Event of Default by Tenant under this Lease; (b) the proposed assignee or sublessee has a tangible net worth (as shown on financial statements for such assignee or sublessee furnished to Landlord at the time of such Transfer), determined in accordance with generally accepted accounting principles, which is less than the combined tangible net worth of the original Tenant and Guarantor, as of the date of this Lease (as shown on the original financial statements of Tenant and Guarantor furnished to Landlord in connection with this Lease) or as of the date immediately preceding the effective date of the Transfer (as shown on updated financial statements for Tenant and Guarantor furnished to Landlord immediately prior to and in connection with entering into such Transfer); (c) the proposed assignee or sublessee is an entity with which Landlord is already in negotiation for other premises in the same general market area as the Premises; (d) the proposed assignee or sublessee is a governmental agency other than in relation to the IRB; (e) the proposed assignee or sublessee, or its intended use of the Premises, is incompatible with the character of occupancy of the Premises; (f) the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (g) the proposed transaction would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Premises; (ii)   require any addition to or modification of the Building or the Premises in order to comply with applicable Laws; or, (iii) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any Transfer for any of the reasons described in this Section 8.5, shall be conclusively deemed to be reasonable.
8.6    In connection with any Transfer, Tenant will pay to Landlord a processing/administrative fee in the sum of $1,000.00, plus, on demand, a sum equal to not more than $5,000.00 per Transfer (so long as such Transfer does not include any modification or amendment of this Lease) for all of Landlord’s documented out-of-pocket costs, including reasonable attorneys’ fees, incurred in investigating and considering any proposed or purported Transfer, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such Transfer. Any purported Transfer that does not comply with the provisions of this Article 8 shall, at the option of Landlord, be void. Any consent by Landlord shall be held to apply only to the specific Transfer thereby authorized and shall not constitute a waiver of the necessity for obtaining Landlord’s consent to any subsequent Transfer.
8.7    If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation, membership interests in the limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, membership interests, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 8 to the same extent and for all intents and purposes as though such an assignment.

9.    INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Building or the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall defend, protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys’ fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Building or the Premises to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, inaction, or omission by or of Tenant or any Tenant Entities to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Building or the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Laws applicable to the condition or use of the Building, the Premises or their occupancy; (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease; or (e) any failure of Tenant to pay when due, or perform when required, any monetary and nonmonetary obligations under the IRB Agreements (subject to the provisions of Section 1.4 hereof), whether set forth in those agreements as an obligation of Landlord, as the owner of the Premises, or Tenant. To the extent applicable, if at all, the indemnification obligations set forth above and elsewhere in this Lease, shall be limited by and subject to the provisions of Section 56-7-1 of NMSA 1978, or any successor statute. The provisions of this Article 9 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
10.    INSURANCE. Tenant shall keep in force throughout the Term the insurance coverages in the amounts and meeting all of the requirements set forth in Landlord’s Insurance Requirements of Tenant attached to this Lease as Exhibit J and incorporated herein by reference.
11.    WAIVER OF SUBROGATION. So long as their respective insurers do not prohibit it, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured under this Lease) by causes of loss – special form or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
12.    SERVICES AND UTILITIES. Commencing as of the Commencement Date, Tenant shall connect and activate its accounts with the applicable providers and pay directly to such providers all charges for water, gas, heat, light, power, telephone, sewer, sprinkler system and other utilities and services used on or from the Building and the Premises, together with any deposits, taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Any such deposits for utilities or services that are charged to and paid by Landlord in order to commence service to the Building or the Premises shall be reimbursed by Tenant to Landlord, as Additional Rent, within ten (10) days after invoice. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Building or the Premises. Upon request of Landlord from time to time, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company.
13.    HOLDING OVER. Tenant shall have the right to hold over in possession of the Premises for up to three (3) months after the expiration of the Term, provided Tenant gives Landlord at least ninety (90) days’

prior written notice thereof (the “Permitted Hold Over”). Except for the Permitted Hold Over, Tenant will not otherwise be permitted to hold over possession of the Building or the Premises after the expiration or earlier termination of this Lease, by lapse of time or otherwise, without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or termination of this Lease, with or without the express written consent of Landlord, including but not limited to a Permitted Hold Over, Tenant shall perform all of its obligations under this Lease and shall pay to Landlord (i) for the first three (3) months of any such hold over, an amount equal to one hundred fifteen percent (115%) of the Base Rent in effect at the expiration or termination of this Lease, (ii) for the next three (3) months of any such hold over, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration or termination of this Lease, and (iii) thereafter an amount equal to two hundred percent (200%) of the Base Rent in effect at the expiration or termination of this Lease, plus (iv) all other charges and items of Additional Rent otherwise payable under this Lease, all of which amounts shall be payable on a per month basis without reduction for partial months during the hold over. Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute consent to a hold over hereunder or result in an extension of this Lease. If Tenant holds over in possession in violation of this Article 13 for longer than thirty (30) days after written demand from Landlord that Tenant vacate and surrender the Premises, then Tenant shall also be liable for, and shall also pay to Landlord within ten (10) days after demand, all damages, including, without limitation, consequential damages, suffered by Landlord as a result of any such hold over, and Tenant shall indemnify, defend and hold Landlord and the other Landlord Entities harmless for, from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such hold over tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease. In any event, no provision of this Article 13 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
14.    SUBORDINATION.
14.1    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to any ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Premises, Landlord’s interest or estate in the Premises, or any ground or underlying lease (each, a “mortgage”); provided, however, that if the lessor, mortgagee, trustee, or holder of any such ground or underlying lease, mortgage or deed of trust (each, a “mortgagee”) elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days after Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, so long as such instruments include reference to the fact that Tenant’s rights under this Lease shall not be disturbed on account of such subordination so long as Tenant has not committed an Event of Default under this Lease. Tenant’s failure to sign and return any such documents following an additional five (5) day cure period after notice shall constitute an immediate Event of Default. Notwithstanding the foregoing, Tenant's right to quiet possession of the Premises shall not be disturbed on account of such subordination so long as Tenant has not committed an Event of Default, pays all rent and otherwise observes and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.
14.2    With respect to any mortgage existing as of the Lease Date, Landlord agrees to use commercially reasonable efforts to deliver to Tenant, at no cost to Landlord, such mortgagee’s commercially reasonable, standard subordination, non-disturbance and attornment agreement ("SNDA Agreement"), for execution by Tenant, mortgagee and Landlord (if required by mortgagee). It shall not be a default by

Landlord or a defense to the enforceability of this Lease in favor of Tenant if Landlord is unable to obtain delivery of such an SNDA Agreement to Tenant. Tenant shall cooperate in all respects with Landlord's efforts, provide all information reasonably required by such mortgagee and pay all fees and costs charged by such mortgagee in connection with procuring or attempting to procure such SNDA Agreement. Landlord shall not be required to institute any legal action or proceeding in order to obtain such SNDA Agreement and it shall not be a default by Landlord or a defense to the enforceability of this Lease in favor of Tenant if Landlord is unable to obtain delivery of such SNDA Agreement to Tenant.
14.3    As a condition precedent to the subordination of this Lease to any future mortgage, Landlord shall cause any future mortgagee to deliver to Tenant such future mortgagee's commercially reasonable, standard SNDA Agreement, for execution by Tenant, mortgagee and Landlord (if required by mortgagee). Tenant shall cooperate in all respects with Landlord's efforts, provide all information reasonably required by any such mortgagee and promptly execute such SNDA Agreement as provided in Section 14.1 above. Tenant shall cooperate in all respects with Landlord's efforts and provide all information reasonably required by such mortgagee. Landlord shall not be required to institute any legal action or proceeding in order to obtain such SNDA Agreement and it shall not be a default by Landlord or a defense to the enforceability of this Lease in favor of Tenant if Landlord is unable to obtain delivery of such SNDA Agreement to Tenant.
15.    RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease.
16.    ENTRY BY LANDLORD. Upon at least seventy-two (72) hours’ advance notice to Tenant (or in cases of emergency such notice as is practicable under the circumstances), Landlord reserves and shall at all reasonable times have the right to enter the Building and the Premises to (i) inspect the Building and the Premises, (ii) show the Building and the Premises to prospective purchasers or mortgagees, (iii) during the last twelve (12) months of the Term, show the Building and the Premises to prospective tenants, and (iv) perform its maintenance and repair obligations and exercise its rights set forth in this Lease, without abatement of rent, and Landlord may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building where reasonably required by the character of the work required to be performed, provided entrance to the Building shall not be blocked thereby, and further provided that except in the case of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with the business of Tenant in the Building or on the Premises. Tenant shall have the right to accompany Landlord during Landlord's entry in the Building or upon the Premises, although Tenant's availability to accompany Landlord shall not affect Landlord's right to enter the Building and the Premises pursuant to the terms of this Section. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Building, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Building or the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 16. Landlord shall have the right to use any and all means that Landlord may deem proper to obtain entry to any portion of the Building and the Premises in the event of an emergency, and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days after Landlord’s demand.
17.    DEFAULT.
17.1    The following events shall be deemed to be “Events of Default” under this Lease, in addition to any other Events of Default provided for elsewhere in this Lease:

17.1.1    Tenant shall fail to pay when due any sum of money becoming due to or on behalf of Landlord under this Lease, whether such sum is any installment of the Base Rent reserved by this Lease or any other amount treated as Additional Rent under this Lease, or any other payment or reimbursement required by this Lease, or if Tenant shall fail to pay when due any sum payable by Tenant under the Construction Agreement or fund any escrow account as required in the Construction Agreement, and any such failure described above shall continue for a period of five (5) days after written notice that such payment was not made when due (“Monetary Default Notice”). Notwithstanding the foregoing, if any such Monetary Default Notice is given to Tenant, then for the twelve (12) month period commencing with the date of such Monetary Default Notice, the failure of Tenant to pay when due any sum of money becoming due under this Lease shall be an immediate Event of Default, without any requirement to send another Monetary Default Notice during such twelve (12) month period.
17.1.2    Tenant shall fail to pay when due any amounts payable pursuant to the IRB Agreements, as provided in Section 1.4 and/or Article 4, whether such amounts are characterized as rent or additional rent, penalties, claw-backs, reimbursements or otherwise, and whether such amounts are required to be paid by Landlord (as the owner) or Tenant under the IRB Agreements, all of which obligations under the IRB Agreements are agreed by Tenant to be the responsibility of Tenant (instead of Landlord), subject to the provisions of Section 1.4 hereof, and such failure continues for the lesser of (i) three (3) business days after written notice thereof from Landlord or (ii) the cure period (if any) provided under the IRB Agreements (if no cure period is provided under the IRB Agreements, such failure shall be an immediate default).
17.1.3    Tenant shall fail to timely and fully perform any term, provision, obligation or covenant of this Lease or the Construction Agreement that is not provided for in another Section of this Article 17, and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and Tenant thereafter is diligently pursuing such cure to completion, provided that the total aggregate cure period shall not exceed ninety (90) days.
17.1.4    Tenant shall fail to timely and fully perform any term, provision, obligation or covenant of the IRB Agreements, except as provided for in Section 17.1.2, whether required to be performed on the part of Landlord (as the owner) or Tenant under the IRB Agreements, all of which obligations under the IRB Agreements are agreed by Tenant to be the responsibility of Tenant (instead of Landlord, except to the extent allocated to Landlord by the provisions of Section 1.4 hereof), and shall not cure such failure within the lesser of (i) ten (10) days after written notice thereof from Landlord or (ii) the cure period (if any) provided under the IRB Agreements (if no cure period is provided under the IRB Agreements, such failure shall be an immediate default).
17.1.5    Except for a Permitted Hold Over as provided in Article 13, Tenant shall fail to vacate the Premises immediately upon expiration or termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
17.1.6    Tenant or Guarantor shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

17.1.7    A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant or Guarantor bankrupt, or appointing a receiver of Tenant or Guarantor, or of the whole or any substantial part of its property, without the consent of Tenant or Guarantor, as the case may be, or approving a petition filed against Tenant or Guarantor seeking reorganization or arrangement of it under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
17.1.8    A Transfer other than a Permitted Transfer shall occur without the prior written consent of Landlord.
17.1.9    Tenant shall fail to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Article 10 and such failure shall continue for five (5) days after written notice thereof from Landlord.
17.1.10    Tenant shall fail to provide any estoppel certificate within the time frame set forth in Article 23, or any financial statement within the time frame set forth in Article 29, in either case where such failure continues for an additional five (5) days after a second written request from Landlord.
17.1.11    Tenant shall fail to cause any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant, to be canceled and released of record, or to provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, within the time and as required by Article 7.
17.1.12    Tenant shall fail to execute and deliver to Landlord any and all such documents as may be reasonably required by Landlord to transfer all of Landlord’s interest in the IRB Agreements to any successor-in-interest to Landlord, as required under Article 22 and within the time frame set forth in Article 22.
17.1.13    Tenant shall fail to deliver the Security Deposit to Landlord, when required pursuant to the Lease Summary.
17.1.14    Tenant shall fail to timely and fully perform its obligations under any other agreement related to the Building or the Premises whereby such failure could reasonably be expected to materially adversely affect the Building or the Premises.
18.    REMEDIES.
18.1    Upon the occurrence of any of the Events of Default described or referred to in Article 17, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
18.1.1    Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating this Lease.
18.1.2    Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this Lease, and in the event that Tenant does not have a good faith, bona fide dispute as to whether Landlord has the right to terminate this Lease, which has been communicated to Landlord by written notice thereof given within five (5) days after Tenant’s receipt of notice from Landlord that Landlord considers this Lease or Tenant’s right of possession terminated (whereupon such dispute will be resolved judicially), (i) Tenant shall surrender possession and vacate the Building and the Premises immediately, and deliver possession thereof to Landlord, and (ii) Tenant hereby grants to Landlord full and free license to enter into and upon the Building and the Premises in compliance with applicable law and to repossess Landlord of the Building and the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Building or the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or unlawful detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.
18.1.3    Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Base Rent and any amounts treated as Additional Rent under this Lease and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the Base Rent reserved in this Lease for the residue of the stated Term of this Lease and any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the amount of such rent loss that Tenant proves could be reasonably avoided; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 18.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant, including but not limited to all payment and other obligations related to the IRB Agreements, subject to the provisions of Section 1.4 hereof.
18.1.4    Upon any termination of Tenant’s right to possession only without termination of this Lease:
18.1.4.1    Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 18.1.2 shall terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Base Rent and any amounts treated as Additional Rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the Base Rent as and when it becomes due and any amounts treated as Additional Rent under this Lease, including but not limited to all IRB Payments (as defined in Section 4.1), for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
18.1.4.2    Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease other properties owned by Landlord in the same general market area and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make such repairs to the Premises as are necessary to satisfy Tenant’s surrender obligations under this Lease, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, the portion of any alteration expenditures, redecorating costs and commissions incurred by Landlord in order to relet the Premises allocated to the unexpired portion of the Term (such costs to be prorated over the term of the replacement lease), within ten (10) days after Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 8.
18.1.4.3    Until such time as Landlord shall elect to terminate this Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 18.1.3, Tenant shall pay to Landlord upon demand the full amount of all Base Rent and any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, including but not limited to all IRB Payments (as defined in Section 4.1), along with those costs payable under Section 18.1.4.2, as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 18 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
18.2    Upon the occurrence of an Event of Default by Tenant, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Building and the Premises (i) in accordance with the provisions of Section 6.5, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time given the circumstances (which, in the event of an emergency, may in Landlord’s sole discretion be immediate entrance without notice) to maintain, repair or replace anything for which Tenant is responsible under this Lease or (ii) to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction, forcible entry or unlawful detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom. and Tenant agrees to reimburse Landlord within ten (10) days after Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with a reasonable fee for overhead not to exceed ten percent (10%).
18.3    Tenant understands and agrees that the Rent Abatement provided by Landlord under this Lease is conditioned on Tenant’s full payment and performance of all its obligations under this Lease for the full Initial Term. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Building and the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term by reason of an Event of Default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, in addition to all other amounts owed and to be owed by Tenant under this Lease, the then unamortized amount of the Rent Abatement, determined in the same manner as the remaining principal balance of a mortgage with interest at the rate of eight percent (8%) per annum, payable in level payments over the same length of time as from the expiration of the Rent Abatement to the end of the full Initial Term of this Lease, would be determined.
18.4    If, on account of any Event of Default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or the Guarantee, or to collect any sums due from Tenant or Guarantor, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. If either party hereto participates in an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’

fees, collection costs and other costs incurred in, and in preparation for, the action. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE OTHER THAN THOSE RELATED TO A COURT PROCEEDING. Tenant hereby waives and agrees not to pursue or claim any excuse or offset to Tenant’s obligations under this Lease based on the doctrines of impossibility, impracticality, frustration of contract, frustration of purpose or other similar legal principles.
18.5    If any Event of Default by Tenant occurs prior to Substantial Completion of Landlord’s Work, as provided in the Construction Agreement, Landlord’s remedies shall include, without limitation, the right, at Landlord’s sole election, (i) to immediately cease construction and funding of any remaining incomplete Landlord’s Work, with or without terminating this Lease, and/or (ii) if this Lease or Tenant’s right to possession is terminated as provided above in this Article 18, to recover all portions of the Development Cost then incurred and funded by Landlord (provided that Landlord shall not recover any such portions of the Development Cost that it otherwise recovers through Base Rent paid by Tenant).
18.6    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
18.7    No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.
18.8    Upon expiration or termination of this Lease or Tenant’s right to possession of the Premises, any and all property which may be removed from Building or the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. At the election of Landlord, any property of Tenant not retrieved by Tenant from the Premises or from storage within thirty (30) days after written request from Landlord shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
18.9    Landlord shall be entitled to recover interest on all unpaid Base Rent, Additional Rent, late charges and other sums payable under this Lease, costs to recover possession of the Premises, costs to return the Premises to the condition required on surrender thereof by Tenant, costs to remove, store and/or dispose of Tenant’s Property (as defined in Section 24.2), costs in connection with reletting the Premises (including, without limitation, costs of repairs, alterations, additions and redecoration of the Premises, reasonable attorneys’ fees and brokers’ commissions), the unamortized amount of the Rent Abatement, attorneys’ fees and costs in connection with enforcing this Lease and collecting sums due hereunder, and any and all other damages recoverable by Landlord under this Lease or applicable law, from the date first due until paid in full, at the rate of twelve percent (12%) per annum not to exceed the maximum rate permitted by Law (“Default Rate”).
19.    QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term, without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
20.    CASUALTY.
20.1    During the Term, Landlord shall maintain causes of loss – special form property insurance covering Landlord’s Work, in an amount not less than one hundred percent (100%) of the full replacement cost of Landlord’s Work without depreciation (exclusive of the cost of excavations, foundations and footings), which insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall pay to Landlord, on the first day of each calendar month of the Term, the cost of such insurance maintained by Landlord, as estimated by Landlord from time to time. Landlord shall deliver to Tenant at least once annually a statement setting forth the actual insurance costs and expenses payable under this Section 20.1 for the immediately preceding calendar year or partial calendar year and the basis for computing the same, and if the amount due exceeds Tenant's payments hereunder for the applicable calendar year or partial calendar year, Tenant shall pay the deficiency to Landlord within ten (10) days after receipt of such statement. If payments made by Tenant for said calendar year or partial calendar year exceed the actual insurance costs and expenses for such calendar year or partial calendar year, Tenant shall be entitled to a credit against the next such payment(s) becoming due under this Section 20.1 (or to a refund if this Lease has expired). Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that maintained by Landlord hereunder unless Landlord is included as a loss payee thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.
20.2    Tenant shall give Landlord prompt written notice of any damage to the Building or other improvements on the Premises caused by fire or other casualty, and shall properly secure the Building. Within sixty (60) days after Landlord’s receipt of such notice, Landlord shall provide Tenant with a reasonable and good faith estimate of the timetable necessary to complete required repairs, as reasonably estimated by Landlord's architect (the "Damage Notice"). If neither party elects to terminate this Lease as provided below in this Section, then Landlord shall commence repair of the Building and other portions of the Premises as soon as reasonably possible after receipt by Landlord of the insurance proceeds and adjustment of the loss with Landlord’s mortgagee, if any, and Landlord shall thereafter proceed with due diligence to rebuild and repair the Building and other portions of the Premises to substantially the condition existing upon the original completion of Landlord’s Work. If Landlord shall fail to commence the rebuilding and repair within a reasonable time, which in no event shall be longer than six (6) months after the loss, or thereafter diligently continue and complete rebuilding and repair, Tenant shall have the right to take over such rebuilding and repair and Landlord shall cooperate in good faith to provide information and documentation as necessary for Tenant to effectuate its rights to rebuild and repair, including without limitation, causing insurance proceeds to be paid for such rebuilding and repair. Landlord shall not be required to repair or restore any of Tenant’s Work, or any subsequent alterations, additions or improvements made by or on behalf of Tenant. Landlord shall not restore or repair any of Tenant’s furniture, fixtures, equipment or other personal property. Subject to Tenant's rights under this Lease, Tenant shall commence to restore all portions of the Building and the Premises that are not the obligation of Landlord to restore, promptly after Landlord's restoration work described above is complete. Notwithstanding the foregoing, if such damage materially and adversely affects Tenant’s use and occupancy of the Building and occurs between the last twenty-four (24) and twelve (12) months of the Term (and Tenant has not exercised the Option to Extend or does not exercise the Option to Extend [if still available] within ten (10) days after request by Landlord), and Landlord's Damage Notice indicates that Landlord's repairs will take more than six (6) months to complete, then Landlord and Tenant shall each have the right to terminate this Lease upon written notice thereof given to the other party within ten (10) days after Landlord provides the Damage Notice. Further, notwithstanding the foregoing, if such damage materially and adversely affects Tenant’s use and occupancy of the Building and occurs with less than twelve (12) months of the Term remaining (and Tenant has not exercised the Option to Extend or does not exercise the Option to Extend [if still available] within ten (10) days after request by Landlord), then Landlord and Tenant shall each have the right to terminate this Lease upon written notice thereof given to the other party within ten (10) days after Landlord provides the Damage Notice.
20.3    All insurance proceeds received by Landlord under the policies maintained by Landlord with respect to the Building and the Premises shall be for the sole benefit of Landlord and under the sole control of Landlord. Any and all insurance proceeds under Tenant’s policies of property insurance specific to Tenant’s Work, any subsequent alterations, additions or improvements and Tenant’s furniture, fixtures, equipment and other personal property shall be paid to Tenant, and applied toward the cost of the repair and restoration of such items; provided, however, should Tenant or Landlord exercise any right in this Article 20 to terminate this Lease, then, in that event, any and all such insurance proceeds that become payable because of such damage or destruction to the Building and/or other portions of the Premises (exclusive of Tenant’s furniture, fixtures, equipment and other personal property) shall be paid only to Landlord. Notwithstanding anything to the contrary contained in this Article 20, Landlord shall not have any obligation whatsoever to repair or restore the Building or other portions of the Premises to substantially the condition existing upon the original completion of Landlord’s Work, if sufficient insurance proceeds to fully cover the repair and restoration are not received by Landlord (other than a lack of proceeds resulting from Landlord’s failure to maintain the insurance required to be maintained under this Lease), unless Tenant pays the cost thereof in excess of the insurance proceeds received by Landlord, in which case Tenant shall deposit such amount into an escrow account to be disbursed proportionately to pay the costs of the repair work as such costs are incurred.
20.4    Whether or not Tenant is able to operate its business in the Building during any period of restoration and/or repair as provided herein or otherwise due to such casualty, Tenant shall continue to be obligated to pay all Base Rent, Additional Rent, and other monetary sums payable by Tenant pursuant to this Lease, including but not limited to all IRB Payments under the IRB Agreements (and seek recovery for such amounts from Tenant’s Business Interruption Insurance proceeds or, to the extent such proceeds are exhausted, pay the same from Tenant’s own funds as if self-insured).
21.    EMINENT DOMAIN. If all or any substantial part of the Building or the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease; provided, however, Tenant may only terminate this Lease by reason of taking or appropriation if such taking or appropriation is so substantial as to materially interfere with Tenant’s use, occupancy and operations of the Building (and cannot be mitigated); provided further, however, that a regulatory action, ordinance or Law limiting or temporarily prohibiting Tenant’s right to enter or use the Building shall not be construed as a taking or appropriation hereunder and Tenant shall have no right to rent abatement and no right to terminate this Lease as a result thereof. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s business equipment, trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.
22.    SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building or the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 22, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security. Tenant shall, upon request, execute and deliver to Landlord any and all such documents as may be reasonably required by Landlord to transfer all of Landlord’s interest in the IRB Agreements to any such purchaser or assignee of Landlord’s interest in the Building or the Premises. Tenant’s failure to execute and deliver any such documents within ten (10) days after a second written request from Landlord sent to Tenant in an envelope with the legend “SECOND REQUEST, FAILURE TO RESPOND WILL RESULT IN LEASE DEFAULT” shall be an immediate Event of Default by Tenant under this Lease. In addition, and notwithstanding the foregoing, if Tenant fails to execute and deliver any such documents within said ten (10) day period after such second written notice, at the election of Landlord, but without waiving any other rights or remedies available to Landlord, Landlord may prepare, execute, acknowledge and deliver such documents on behalf of Tenant, and Tenant hereby irrevocably appoints Landlord as Tenant’s attorney in fact (coupled with an interest) with full power to do so.
23.    ESTOPPEL CERTIFICATES. Within ten (10) days following any written request by either Landlord or Tenant, the other party shall execute and deliver to the requesting party, mortgagee, prospective assignee or subtenant, prospective purchaser or prospective mortgagee a sworn statement, in the form of Exhibit E attached hereto, or such other substantially similar form as may be reasonably required by Landlord's mortgagee, prospective mortgagee, prospective purchaser, prospective assignee or subtenant, certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant, except as specified in the statement; and (e) such other factual matters as may be reasonably requested. Landlord and Tenant intend that any statement delivered pursuant to this Article 23 may be relied upon by any mortgagee, beneficiary, purchaser, assignee or subtenant. In the event either party shall fail to execute and deliver any such instrument within the foregoing time period as requested, the requesting party shall send a completed estoppel certificate, along with a second request, which request shall state in bold, capitalized letters that the completed estoppel shall be deemed accurate if the party to whom it is sent does not respond to address any inaccuracies within five (5) business days after receipt of the second request. Upon the passing of such five (5) business-day period without response from the party to whom the estoppel certificate is so sent, the estoppel certificate shall be deemed accurate and may be relied upon by the requesting party or its designee.

24.    SURRENDER OF PREMISES.
24.1    Landlord and Tenant shall cooperate to arrange for two (2) joint inspections of the Building and the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Building and the Premises. In the event of Tenant’s failure to participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Building and the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
24.2    The Tenant’s Work (as defined in the Construction Agreement), and all subsequent alterations, additions and improvements in, on, or to the Building or the Premises that are made or installed by Tenant or its contractors shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Tenant’s Work and subsequent alterations, additions and improvements to the Premises or the Building, other than items described in this Section 24.2 below, shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Building and the Premises, together with all Tenant’s Work and subsequent alterations, additions and improvements to the Premises or the Building by whomsoever made, in the same condition as when received or first installed as more particularly provided on Exhibit F, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant’s surrender obligations hereunder shall include the obligation to fill in the floor pits for Tenant’s equipment with a concrete pad to match or exceed the surrounding floor slab as originally provided by Landlord and satisfy the geotechnical and structural recommendations provided by Landlord. Notwithstanding anything otherwise provided above or elsewhere in this Lease, Landlord shall have the right to require that (a) the entire floor slab be removed and replaced with a new floor slab, consistent with the original condition and quality originally delivered by Landlord as described in the Construction Drawings for Landlord’s Work, and (b) all drive aisles, parking areas of any kind and truck court areas located on the Premises be repaved and resealed, consistent with the original condition and quality originally delivered by Landlord as described in the Construction Drawings for Landlord’s Work. Further, notwithstanding anything otherwise provided above, if Landlord elects by notice given to Tenant at the time of approving any Tenant’s Work or subsequent alterations, additions or improvements for which Tenant sought approval (provided that Tenant notifies Landlord in writing at the same time it seeks Landlord’s approval that Landlord must also notify Tenant at the time of approval whether Tenant will be required to remove any of such Tenant’s Work or subsequent alterations, additions or improvements), or at least thirty (30) days prior to expiration of the Term with respect to any alterations, additions or improvements made by Tenant without Landlord’s approval, Tenant shall, at Tenant’s sole cost, remove any such items designated by Landlord for removal (the “Required Removables”). Required Removables shall include, without limitation, all on-site power facilities (i.e., solar), including any installed fans and cranes, all exterior fencing, and all data/telecommunications equipment, cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling, all of which shall be removed in accordance with applicable Laws, unless Landlord elects by written notice thereof to Tenant not to require such removal. Tenant shall in any event, at Tenant’s sole cost, remove upon the expiration or termination of this Lease, all of Tenant’s furniture, furnishings, equipment, racking, movable partitions of less than full height from floor to ceiling, trade fixtures and other personal property (“Tenant’s Property”). Any damage caused by the removal of the Required Removables and/or Tenant’s Property shall be repaired by Tenant and the affected areas restored to substantially their condition existing prior to installation of such items, at the sole cost and expense of Tenant. Tenant shall, contemporaneously with its surrender of the Premises, perform such actions as are necessary to close out any and all obligations under the IRB Agreements, and execute any and all such documents as may be reasonably required by Landlord to evidence and effect Tenant’s surrender of the

Premises, the close out of any and all obligations under the IRB Agreements, and the transfer to Landlord of any remaining rights under this Lease (which will thereafter accrue to the benefit of Landlord), including all rights and obligations of Tenant under the IRB Agreements. All obligations of Tenant under this Lease not fully performed as of the date of expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.
25.    NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be emailed to the email addresses provided herein and addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service for overnight delivery furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered the earlier of (i) actual receipt, or (ii) one (1) business day after deposit with delivery service, or (iii) three (3) days after deposit with U.S. Postal Service for registered or certified mail, to the addressee at its address set forth on the Lease Summary, or at such other address as it has then last specified by written notice delivered in accordance with this Article 25, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Address. Landlord and Tenant may update their respective email addresses from time to time by providing notice to each other as set forth herein.
Email address for Tenant: tyson@hottinger@arraytechinc.com
Email address for Landlord: jeff@gdc-az.com
26.    SIGNAGE. Tenant shall have the right, at Tenant’s cost, to install signage on the Building, subject to all sign ordinances and other applicable Laws, after obtaining Landlord’s prior approval (which approval shall not be unreasonably withheld, delayed or conditioned by Landlord). Tenant shall, at its cost, obtain any necessary permits or licenses for such signage. The fabrication and installation of all such signage shall be completed by Tenant at Tenant’s sole cost and expense. Tenant shall maintain all such signage in good condition and repair, at Tenant’s sole cost and expense, and shall indemnify, defend and hold harmless Landlord and the Landlord Entities for, from and against any injury, loss or damage arising from the installation, maintenance or removal of such signage. Upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises following an Event of Default or upon Tenant’s vacation or abandonment of the Premises, Tenant shall promptly remove all such signage and repair any and all damage caused by such removal. If Tenant at any time fails to promptly perform its maintenance obligations or remove such signage and repair any and all such damage, Landlord shall have the right to do so at Tenant’s sole cost and expense and Tenant shall promptly reimburse Landlord for any such costs as Additional Rent, within ten (10) days after invoice. All obligations of Tenant under this Article 26 not fully performed as of the date of expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.
27.    DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, any mortgagee, and the trustees, boards of directors, officers, general partners, members, managers, beneficiaries, shareholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by any of Landlord’s trustees, beneficiaries, agents and employees, as the case may be. In any case where this Lease is signed by more than one person or entity as Landlord or Tenant, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.
28.    AUTHORITY.
28.1    If Tenant signs as a corporation, limited liability company, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises are located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
28.2    If Landlord signs as a corporation, limited liability company, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Landlord represents and warrants that Landlord has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Landlord agrees to deliver to Tenant, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Landlord to enter into this Lease.
28.3    Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
28.4    Landlord hereby represents and warrants that neither Landlord, nor any persons or entities holding any legal or beneficial interest whatsoever in Landlord, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Landlord.
29.    FINANCIAL STATEMENTS. Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord copies of Tenant’s and Guarantor’s most recent audited financial statements, certified as being true and correct copies by an officer of Tenant or Guarantor, as the case may be, or if unaudited, certified as being true, complete and correct in all material respects by Tenant’s or Guarantor’s chief financial officer, as the case may be.

30.    COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Lease Summary.
31.    TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Premises are located. Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located.
32.    SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 8, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
33.    ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
34.    EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.
35.    RECORDATION. Promptly after the satisfaction or waiver of the Final Lease Contingency, as provided in Section 3(b)(iii) of the Construction Agreement, Landlord and Tenant shall execute and record or register a Memorandum of Lease in the form attached to this Lease as Exhibit H, and Landlord shall pay all charges and taxes incident to such recording or registration. Upon the expiration or earlier termination of this Lease or any termination of Tenant’s right of possession of the Premises by Landlord, Tenant shall, within twenty (20) days after written request from Landlord, execute and deliver to Landlord for recording a termination of the Memorandum of Lease in a form reasonably acceptable to the parties. If Tenant fails to execute and deliver to Landlord for recording such termination of the Memorandum of Lease within the time frame provided above, Tenant grants to Landlord a power of attorney to execute and record such termination of the Memorandum of Lease, which power of attorney is coupled with an interest and is non-revocable. The foregoing obligation regarding termination will be included in the Memorandum of Lease. Except as provided above, Tenant shall not record or register this Lease or any other short form memorandum hereof.
36.    COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Lease.  In order to expedite the transaction contemplated herein, faxed signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease.  Landlord and Tenant intend to be bound by the signatures on the faxed or e-mailed document, are aware that the other party will rely on the faxed or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such faxed or e-mailed signatures.  Promptly following transmission of the faxed or e-mailed signatures, Tenant shall deliver to Landlord the original signatures of this Lease. This Lease shall not become effective or binding upon any of the signing parties unless and until all parties shall have executed and delivered to the other parties a fully executed and notarized original or counterpart (or photocopy or digital copy thereof).
37.    FORCE MAJEURE. If Landlord or Tenant fails to perform timely any of its terms, covenants and conditions of this Lease on said party’s part to be performed (other than the payment of monies), and such failure is due in whole or in part to a strike, lock-out, labor trouble, inability to obtain labor or materials or reasonable substitutes therefor, actions or inactions of governmental agencies, failure of power or other utilities, governmental restrictions, regulations or controls, riots, insurrections, acts of terrorism, governmental quarantines, shelter-in-place and the like due to pandemics or epidemics, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or their agents, employees, contractors, licensees or invitees), solvency of Landlord’s construction lender, or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be, which could not be overcome by reasonable diligence, then such party shall not be deemed in default of this Lease as a result of such failure and the period of time for the performance of such action shall be extended by the number of days that the performance is actually and solely delayed due to such causes (“Force Majeure Delay”). Notwithstanding the foregoing, Force Majeure Delay shall not excuse the payment of any monetary obligation under this Lease.
38.    OPTION TO EXTEND.
38.1    Landlord hereby grants Tenant one (1) option (“Option to Extend Term”) to extend the Term for the entire Premises only, in accordance with the terms of this Article. The Option to Extend Term shall extend the Term for an additional ten (10) consecutive years (the “Extended Term”), commencing upon the expiration of the Initial Term. If Tenant exercises the Option to Extend Term, all of the terms contained in this Lease shall continue in full force and effect during the Extended Term, except that (i) Base Rent shall be increased as provided in the Lease Summary, and (ii) there shall be no further Option to Extend Term after the expiration of the Extended Term, whether pursuant to the provisions of this Article or otherwise.
38.2    The Option to Extend Term shall be exercised, if at all, only by written notice (“Notice to Extend Term”) delivered by Tenant to Landlord at least twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the Initial Term. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein, the Option to Extend Term shall lapse and Tenant shall have no right to extend the Term. If Tenant delivers the Notice to Extend Term in the manner and within the time frame herein provided, this Lease shall be deemed extended upon the terms specified in this Article without the need for any further notice or documentation. If Tenant does not deliver to Landlord the Notice to Extend Term within the time frame herein provided, this Lease shall expire upon the then-scheduled expiration date of the Initial Term, unless terminated earlier in accordance with the provisions of this Lease. The Notice to Extend Term shall be irrevocable and shall be binding upon both Landlord and Tenant without the need for any further documentation. Notwithstanding the foregoing, if either party shall request, within thirty (30) days after Landlord’s receipt of the Notice to Extend Term, that both parties enter into an amendment documenting the Extended Term, then Landlord shall prepare and the parties shall promptly an appropriate amendment to this Lease. The failure of either or both Landlord or Tenant to execute such amendment shall not have the effect of nullifying Tenant’s Notice to Extend Term, and this Lease shall nevertheless be extended for the Extended Term as herein provided.
38.3    The Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and at all times prior to, and upon the date of, the commencement of the Extended Term, (i) Tenant or a Permitted Transferee shall be occupying and operating the entire Building and Premises for the Permitted Uses, and (ii) an Event of Default by Tenant or such Permitted Transferee shall not be then occurring, unless such restrictions are expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion).
38.4    The Option to Extend Term is personal to the originally-named Tenant executing this Lease and any Permitted Transferee that has assumed the obligations of Tenant under this Lease, in a written assignment and assumption agreement delivered to Landlord. If said Tenant or Permitted Transferee otherwise assigns this Lease, or sublets all or any portion of the Building or the Premises, (i) prior to the exercise of the Option to Extend Term, the Option to Extend Term shall lapse, or (ii) after the exercise of the Option to Extend Term, but prior to the commencement of the Extended Term, the Option to Extend Term shall lapse and this Lease shall expire as if the Option to Extend Term had not been exercised, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion).
39.    LANDLORD DEFAULT. In the event of a breach, default or noncompliance hereunder by Landlord, Tenant agrees, before exercising any right or remedy available Tenant, to give Landlord written notice of the claimed breach, default or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of any mortgagee (as defined in Article 14), concurrently with giving the notice to Landlord, Tenant agrees to also give notice by certified mail, return receipt requested, to such mortgagee. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter that, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the breach, default or noncompliance involved. If Landlord has failed to cure a default within said period, any such mortgagee shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary [up to a maximum of ninety (90) additional days] if within such thirty (30) day period said mortgagee has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument or ground lease, if necessary to effect such cure), in which event Tenant shall not be entitled to exercise any right or remedy available to it under this Lease so long as such actions or remedies are being diligently pursued by said mortgagee. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to self-help as set forth in Section 6.1, an injunction, specific performance and/or actual damages (but not special, indirect, consequential or punitive damages). If Tenant fails to give notice to Landlord and any mortgagee of a default within twelve (12) months after the occurrence of the events pursuant to which the default arises or would occur with notice as provided above, thereafter Tenant shall have no right to deem the same a default hereunder.
40.    LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Premises. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of any of Landlord’s trustees, directors, officers, partners, managers, members, beneficiaries, shareholders, employees or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
[SIGNATURES ON FOLLOWING PAGES]

[LANDLORD SIGNATURE PAGE TO INDUSTRIAL NET LEASE]

    IN WITNESS WHEREOF, Landlord has executed this Lease as of the Lease Date set forth in the Lease Summary of this Lease.

LANDLORD:
GDC SUNSHINE, LLC, a New Mexico limited liability company
By:	GDC Sunshine Investors, LLC, a New Mexico limited liability company, its Sole Member
By:	GDC-NM, LLC, a New Mexico limited liability company, its Member
By:	Jeffrey D. and Elizabeth C. Garrett Trust dated August 9, 2002, as amended, its Sole Member

By:	/s/ Jeff Garrett
Name:	Jeff Garrett
Title:	Trustee

ACKNOWLEDGEMENT

STATE OF ARIZONA	)
) ss
COUNTY OF MARICOPA	)

    This instrument was acknowledged before me on the 31st day of May, 2024, by Jeff Garrett, on behalf of GDC Sunshine, LLC.

/s/ Christina Kelty
Notary Public
My Commission Expires On:	7/31/2024

[TENANT SIGNATURE PAGE TO INDUSTRIAL NET LEASE]

    IN WITNESS WHEREOF, Tenant has executed this Lease as of the Lease Date set forth in the Lease Summary of this Lease.

TENANT:
ARRAY TECH, INC., a New Mexico corporation

By:	/s/ Kevin G. Hostetler
Name:	Kevin G. Hostetler
Title:	Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF	Arizona	)
) ss
COUNTY OF	Maricopa	)

    This instrument was acknowledged before me on the 31st day of May, 2024, by     Sonya Kanidis     and ___N/A_______, on behalf of Array Tech, Inc.

/s/ Sonya Kanidis
Notary Public
My Commission Expires On:	4/19/2027

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